Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Forian Inc. on Form S-8 (File Nos. 333-268470 and 333-253938) of our report dated March 29, 2024, with respect to our audits of the consolidated financial statements of Forian Inc. as of December 31, 2023 and 2022 and for the years then ended, which report is included in this Annual Report on Form 10-K of Forian Inc. for the year ended December 31, 2023.

/s/ Marcum LLP

Marcum LLP

San Jose, California
March 29, 2024